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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                  MAY 25, 2007
                Date of Report (Date of earliest event reported)


                              DUJOUR PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)


            NEVADA                  000-52419               77-0643398
 (State or other Jurisdiction    (Commission File         (IRS Employer
       of incorporation)              Number)           Identification No.)


                 WEST 2809 LONGFELLOW, SPOKANE, WASHINGTON 99205
                    (Address of principal executive offices)

                                 (604) 761-1248
               Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM  5.02.  DEPARTURE OF DIRECTORS OR CERTAIN  OFFICERS; APPOINTMENT OF CERTAIN
             OFFICERS

         On May 25, 2007, Adrian Crimeni tendered his resignation as Principal Executive Officer, Principal Financial Officer, President, Secretary, Treasurer and Director of Dujour Products, Inc. (the "Company"). Mr. Crimeni's resignation from the Company is not the result of any dispute or disagreement with the Company.

         In a Special  Meeting of our Board of Directors on May 25, 2007,  Kelly
B. Fielder was elected to serve as the Company's Principal Executive Officer, Principal Financial Officer, President, Secretary and Treasurer. Mr. Fielder has agreed to undertake his duties without compensation until the Company begins to generate revenues under its plan of operations. At such time, our Board of Directors intends to deliberate with respect to what amount of compensation will be granted.

         Since 1998, Mr. Fielder has served as Chief Executive Officer and Director of Sharps Elimination Technologies, Inc., a publicly traded corporation servicing the biomedical industry. Prior to 1998, Mr. Fielder served as Chief Executive Officer of Lam Pharmaceuticals Corp., a company engaged in the commercialization of new drug delivery systems.

         Mr. Fielder has not been involved in any transactions since the beginning of our last fiscal year, and is not involved in any currently proposed transactions, in which the Company was or is to be a participant.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          DUJOUR PRODUCTS, INC.

Date:  June 1, 2007
                                          By:  /s/ Kelly B. Fielder
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                                          Kelly B. Fielder
                                          Principal Executive Officer, Principal
                                          Financial Officer, President,
                                          Secretary and Treasurer




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